                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  MIRAGE RESORTS, INCORPORATED
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
                                  MIRAGE RESORTS, INCORPORATED
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                          MIRAGE RESORTS, INCORPORATED

                                    --------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1994

                                ----------------

    The Annual Meeting of Stockholders (the "Meeting") of Mirage Resorts, Incorporated (the "Company") will be held at Treasure Island at The Mirage, 3300 Las Vegas Boulevard South, Las Vegas, Nevada on Thursday, May 26, 1994, at 1:00 P.M., for the following purposes:

    1. To elect three directors for the term set forth in the accompanying Proxy Statement;

    2.  To approve the 1994 Cash Bonus Plan; and

    3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

    Pursuant to the By-laws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the Meeting as of the close of business on April 1, 1994. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the Meeting, notwithstanding any transfer of stock on the books of the Company thereafter.

    Whether or not you expect to attend the Meeting in person, please date and sign the accompanying Proxy card and return it promptly to American Stock Transfer & Trust Company in the envelope enclosed for that purpose.

                                          BRUCE A. LEVIN
                                           SECRETARY

Las Vegas, Nevada
April 26, 1994

                          MIRAGE RESORTS, INCORPORATED
                         3400 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                                 APRIL 26, 1994

                               ------------------

                                PROXY STATEMENT

    The accompanying Proxy is solicited by and on behalf of the Board of Directors of Mirage Resorts, Incorporated (the "Company") for use only at the Annual Meeting of Stockholders (the "Meeting") to be held on May 26, 1994, and at any and all adjournments thereof. Unless the accompanying Proxy has been previously revoked, the shares represented by the Proxy will, unless otherwise directed, be voted at the Meeting for the nominees for election as directors named below and, with discretion, on all such other matters as may properly come before the Meeting. A stockholder may revoke the Proxy at will at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed Proxy bearing a later date or an instrument revoking the Proxy. The total cost of solicitation of Proxies will be paid by the Company.

    In addition to soliciting Proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies personally or by other appropriate means. It is anticipated that banks, brokerage firms, fiduciaries and other custodians and nominees will forward Proxy soliciting material to their principals and that the Company will reimburse such persons' out-of-pocket expenses.

    It is anticipated that this Proxy Statement and accompanying Proxy will first be mailed to stockholders on or about April 27, 1994.

    All information contained in this Proxy Statement has been adjusted to reflect the five-for-two split of the Company's common stock effective October 15 1993.

                                 VOTING RIGHTS

    Holders of the Company's common stock, $.008 par value (the "Common Stock"), of record as of the close of business on April 1, 1994, will be entitled to one vote for each share held on all matters presented to the Meeting. On April 1, 1994, there were outstanding 90,816,720 shares of Common Stock, which constituted all of the outstanding voting securities of the Company. A majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions will be included in the computation of the number of shares that are present for purposes of determining the presence of a quorum at the Meeting, while broker non-votes will not be so included. There will be no cumulative voting for members of the Board of Directors. The three nominees who receive the greatest number of votes cast will be elected to the Board of Directors. Approval of the 1994 Cash Bonus Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock actually voted for or against the proposal (without giving effect to abstentions and broker non-votes). Likewise, any other proposal that may be presented at the Meeting (none of which are anticipated by the Board of Directors) typically would require for approval the affirmative vote of the holders of a majority of the shares of Common Stock actually voted for or against the proposal (without giving effect to abstentions and broker non-votes). Under the rules of the New York Stock Exchange (the "NYSE"), certain matters submitted to a vote of stockholders are considered by the NYSE to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the Meeting. With respect to those matters which the NYSE determines to be "non-routine," brokerage firms which have not received instructions from their customers would not have discretion to vote.

              STOCK OWNERSHIP OF MAJOR STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information as of April 1, 1994 with respect to the "beneficial" ownership, as such term is defined in the Rules of the Securities and Exchange Commission (the "Commission"), of the Common Stock by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the outstanding Common Stock, (ii) each director of the Company,
(iii) the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company during 1993 who were serving as executive officers of the Company at the end of 1993 and Kenneth R. Wynn, a former executive officer of the Company who was not serving in such capacity at the end of 1993 (collectively, the "Named Officers") and (iv) all directors and executive officers of the Company as a group.

                                                            APPROXIMATE
                                                           PERCENTAGE OF
                                            NUMBER OF       OUTSTANDING
                  NAME                        SHARES       COMMON STOCK
- ----------------------------------------  --------------   -------------
Stephen A. Wynn
  P.O. Box 7777
  Las Vegas, NV 89177                     14,372,175(1)          14.9%
FMR Corp.
  82 Devonshire Street
  Boston, MA 02109                         6,103,550(2)           6.7%
The Equitable Companies Incorporated
  787 Seventh Avenue
  New York, NY 10019                       5,112,100(3)           5.6%
Melvin B. Wolzinger                        1,700,925(4)           1.9%
Kenneth R. Wynn                              928,163(5)           1.0%
Daniel B. Wayson                             239,375(6)          *
Elaine P. Wynn                               102,500(7)          *
George J. Mason                               33,750(8)          *
Richard D. Bronson                               150(9)          *
Ronald M. Popeil                              --                --
Barry A. Shier                               375,025(10)         *
Bruce A. Levin                               100,000(11)         *
Daniel R. Lee                                172,000(12)         *
Frank P. Visconti                             24,000(13)         *
All directors and executive officers
  as a group (15 persons)                 17,178,050(14)         17.6%

- ------------------
*     Less than 1%.
 (1) Includes 5,875,000 shares subject to options which are currently exercisable or become exercisable within 60 days of April 1, 1994. Does not include (i) 438,575 shares held by a grantor-retained annuity trust established by Mr. Wynn for the benefit of his adult daughters, as to which shares Mr. Wynn does not have voting or dispositive power, or (ii) 102,500 shares owned by Elaine P. Wynn, Mr. Wynn's wife, as separate property, as to which shares Mr. Wynn disclaims beneficial ownership.

 (2)  Represents  shares beneficially owned as of  December 31, 1993, based on a
      Schedule 13G,  dated February  11, 1994,  filed with  the Commission.  The
      Schedule 13G states that FMR Corp. has sole dispositive power as to all of such shares and sole voting power as to 503,450 of such shares.
 (3)  Represents  shares beneficially owned as of  December 31, 1993, based on a
      Schedule 13G,  dated February  9,  1994, filed  with the  Commission.  The
      Schedule  13G states that The Equitable Companies Incorporated and certain related entities have sole  voting power as to  2,826,250 of such  shares, shared  voting power as to 129,050  of such shares, sole dispositive power as to 5,111,100 of such shares and shared dispositive power as to 1,000 of such shares.
 (4)  Represents 1,525,093 shares held by a family trust of which Mr.  Wolzinger and  his  wife serve  as trustees  and  175,832 shares  held by  a limited partnership of  which such  trust is  the general  partner and  a  limited partner.  Mr. Wolzinger  disclaims beneficial  ownership of  91,433 shares held by the limited partnership as to which he has no pecuniary  interest.
      Does  not include  shares owned  by the  Estate of  Hazel Wilson,  who was married to  the late  Earl E.  Wilson, a  former business  partner of  Mr.
      Wolzinger. Mr. Wolzinger's wife is the executrix of Mrs. Wilson's estate.
 (5)  Includes 562,500 shares held by a family trust of which Mr. Wynn serves as trustee, 1,250 shares held by Mr. Wynn as custodian for his minor children and  182,222 shares owned by  Mr. Wynn's former wife  as to which Mr. Wynn has sole voting power but does not have investment power or any  pecuniary interest.  Mr. Wynn disclaims  beneficial ownership of  the shares held by him as custodian and  the shares owned by  his former wife. Also  includes
      182,191  shares subject  to certain  vesting requirements  described under
      "Certain Transactions."
 (6)  Includes 125,000 shares subject to options which are currently exercisable or become exercisable within 60 days of April 1, 1994.
 (7)  Does not include shares owned by Stephen A. Wynn, Mrs. Wynn's husband,  as separate property.
 (8)  Represents  shares held by a family trust  of which Mr. Mason and his wife serve as trustees.
 (9)  Represents 125 shares held by Mr. Bronson's son and 25 shares held by  Mr.
      Bronson's wife as custodian for his other son.
(10)  Includes 375,000 shares subject to options which are currently exercisable or become exercisable within 60 days of April 1, 1994.
(11)  Includes  30,000 shares subject to options which are currently exercisable or become exercisable within 60 days of April 1, 1994.
(12)  Includes 170,000 shares subject to options which are currently exercisable or become exercisable within 60 days of April 1, 1994.
(13)  Represents shares subject  to options which  are currently exercisable  or become exercisable within 60 days of April 1, 1994.
(14)  Includes   6,656,500  shares  subject  to   options  which  are  currently
      exercisable or become exercisable within 60 days of April 1, 1994.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The Company's Articles of Incorporation and By-laws provide for from three to 11 directors, the precise number to be determined from time to time by the Board of Directors. Currently, the size of the Board is fixed at seven members. All of the existing directors have been previously elected by the stockholders. The three directors to be elected at the Meeting are to be elected to hold office for three years each and until the election of their respective successors. All Proxies received by the Board of Directors will be voted for the election, as directors, of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the Proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

    The information set forth below is submitted with respect to the nominees to the Board for whom it is intended that Proxies will be voted, for directors whose terms of office will continue after the Meeting and for executive officers who are not directors.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS(1)

                                                                                        YEAR FIRST
NAME                                                                                     ELECTED
- -----------------------------------------------------------------------------------  ----------------
Melvin B. Wolzinger, 73                                                                    1973
  Director and Member of Audit, Stock Option and Bonus Committees
  Mr. Wolzinger is, and has been for more than five years, a general partner in
  W.W. Investment Co., a real estate holding company in Las Vegas, Nevada, and is a principal owner of various restaurants and casino gaming establishments in Las
  Vegas.
Daniel B. Wayson, 41                                                                 1988; Appointed
  Director                                                                            March 19, 1987
  Mr. Wayson held various administrative and executive positions with the Company's then New Jersey gaming subsidiary from March 1980 through February 1987, and served as President and Chief Executive Officer of that subsidiary from December
  1984 until its sale on March 1, 1987. He is, and has been for more than five years, a principal of Wayson Properties, Inc., a real estate development and holding company, and other real estate and business ventures.
George J. Mason, 63                                                                        1973
  Director and Member of Audit, Stock Option and Bonus Committees
  Mr. Mason is Senior Managing Director of, and Registered Representative for,
  Bear, Stearns & Co. Inc., Los Angeles, California, an investment banking firm which has provided certain services to the Company, and has been employed by such firm for more than five years.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING(1)

                                                                                                   EXPIRATION
                                                                                   YEAR FIRST      OF TERM AS
NAME                                                                                ELECTED         DIRECTOR
- ------------------------------------------------------------------------------  ----------------  ------------
Stephen A. Wynn, 52(2)                                                                1973            1995
  Chairman of the Board of Directors, President and Chief Executive Officer
  Mr. Wynn has held his present positions with the Company for more than five years.
Ronald M. Popeil, 58                                                            1980; Appointed       1995
  Director and Member of Audit, Stock Option and Bonus Committees                September 19,
  Mr. Popeil has been the President of RONCO, Inc. (formerly known as                 1979
  Innovations 2000, Inc.), the principal business of which is the production and marketing of consumer products, since he co-founded that company in May
  1984.
Elaine P. Wynn, 51(2)                                                                 1977            1996
  Director
  Mrs. Wynn is active in civic and philanthropic affairs in the Las Vegas community and has been so involved for more than five years. She is
  Secretary, Treasurer and a Trustee of Golden Nugget Scholarship Fund, Inc.

                                                                                                   EXPIRATION
                                                                                   YEAR FIRST      OF TERM AS
NAME                                                                                ELECTED         DIRECTOR
- ------------------------------------------------------------------------------  ----------------  ------------
Richard D. Bronson, 49                                                               1993;            1996
  Director                                                                      Appointed August
  Mr. Bronson has been President of New City Development, Inc., a wholly owned      3, 1992
  subsidiary of the Company which is responsible for corporate development activities of the Company outside of Nevada, since February 1992. He has also been President of Bronson Companies, a real estate development and consulting firm in Hartford, Connecticut, since October 1991, and from 1987 to July 1991 he was Co-Chairman of the Board of Bronson & Hutensky, a real estate development firm in Hartford, and Monitor Management Corporation
  ("Monitor"), a real estate management firm in Hartford. On January 22, 1992, a creditor of Mr. Bronson and Monitor filed an involuntary petition under
  Chapter 7 of the Bankruptcy Code against Mr. Bronson. After attempts to negotiate an out-of-court settlement with Mr. Bronson's creditors failed, the court entered an order for relief against Mr. Bronson and customary discharge provisions on July 16, 1993.

INFORMATION CONCERNING EXECUTIVE OFFICERS OTHER THAN DIRECTORS LISTED ABOVE(3)

                                                                                                        YEAR HIRED
NAME                                                                                                    BY COMPANY
- ------------------------------------------------------------------------------------------------------  ----------
Barry A. Shier, 39, Executive Vice President -- Marketing and Hotel Operations                             1984
  Mr. Shier joined the Company as Executive Vice President -- Hotel Operations in September 1984 and
  was appointed to his present position in August 1987. Since March 1991, Mr. Shier has also been the
  President and Chief Executive Officer of GNLV, CORP., a wholly owned gaming subsidiary of the
  Company.
Bruce A. Levin, 54, Vice President, General Counsel and Secretary                                          1979
  Mr. Levin has been Vice President and General Counsel of the Company since joining the Company in
  August 1979 and was appointed Secretary in August 1993.
Daniel R. Lee, 37, Senior Vice President -- Finance and Development, Chief Financial Officer and           1992
  Treasurer
  Mr. Lee joined the Company as Senior Vice President -- Finance and Development in March 1992 and was
  appointed Chief Financial Officer and Treasurer in September 1992. From March 1990 to March 1992, he
  was a securities analyst and Director -- Equity Research of The First Boston Corporation, an
  investment banking firm which has provided certain services to the Company. From July 1980 to
  February 1990, Mr. Lee was employed by Drexel Burnham Lambert Incorporated ("DBL"), an investment banking firm, as a securities analyst, and was a Managing Director of DBL from November 1989 to
  February 1990. In May 1990, DBL filed a petition for reorganization under Chapter 11 of the
  Bankruptcy Code.
Frank P. Visconti, 40, Senior Vice President -- Retail Operations                                          1992
  Mr. Visconti was appointed to his present position in September 1992. From June 1989 to September
  1992, he was Vice President and General Manager of Neiman Marcus in San Francisco, California, a
  retail specialty store. From December 1985 to June 1989, Mr. Visconti was Vice President and General
  Manager of Neiman Marcus in Las Vegas.
James E. Ritchie, 57, Executive Vice President -- Corporate Development                                    1990
  Mr. Ritchie joined the Company in his present position in March 1990. From August 1987 to February
  1990, he was a partner in the law firm of O'Connor & Hannan, Washington, D.C.

                                                                                                        YEAR HIRED
NAME                                                                                                    BY COMPANY
- ------------------------------------------------------------------------------------------------------  ----------
Henry M. Applegate III, 47, Senior Vice President and Controller                                           1992
  Mr. Applegate was appointed to his present position in September 1992. From January 1990 to July
  1992, he was Senior Vice President and Chief Operating Officer of Bally's Reno hotel-casino in Reno,
  Nevada. From March 1987 to January 1990, Mr. Applegate was Senior Vice President and Chief Operating
  Officer of Bally's Grand hotel-casino in Atlantic City, New Jersey. In November 1991, Bally's Grand
  Inc., the parent corporation of Bally's Reno, filed a petition for reorganization under Chapter 11 of the Bankruptcy Code.
James E. Pettis, 42, Vice President -- Risk Management                                                     1980
  Mr. Pettis was appointed to his present position in November 1984. He has been employed by the
  Company since May 1980 with responsibility for various corporate risk management, safety and employee benefit matters.
James M. Powers, 65, Vice President -- Corporate Security                                                  1980
  Mr. Powers has held his present position with the Company since joining the Company in January 1980.

- ------------------
(1) Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or subject to the requirements of Section 15(d) of the 1934 Act, or directorships of issuers registered as investment companies under the Investment Company Act of 1940, as amended, are listed in the table.
(2)   Stephen A. Wynn and Elaine P. Wynn are husband and wife.
(3)   Officers serve at the pleasure of the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                          ANNUAL                            COMPENSATION AWARDS
                                                       COMPENSATION                    ------------------------------
                                      ----------------------------------------------    RESTRICTED      SECURITIES
                                                                     OTHER ANNUAL         STOCK         UNDERLYING
    NAME AND PRINCIPAL POSITION       YEAR  SALARY($)   BONUS($)  COMPENSATION($)(1)   AWARDS($)(2)   OPTIONS/SARS(#)
- ------------------------------------  ----  ----------  --------  ------------------   ------------   ---------------
Stephen A. Wynn                       1993  $2,507,692  $      0         $  0           $        0               0
 Chairman of the Board, President     1992   1,504,836         0            0                    0       3,375,000
 and Chief Executive Officer          1991   1,500,000         0      --                         0       2,500,000
Barry A. Shier                        1993     750,000   250,000            0                    0               0
 Executive Vice President --          1992     750,000   250,000            0                    0               0
 Marketing and Hotel Operations       1991     653,365         0      --                         0         750,000
Bruce A. Levin                        1993     406,000         0            0                    0               0
 Vice President, General Counsel and  1992     368,692    25,000            0                    0         250,000
 Secretary                            1991     300,000         0      --                         0               0
Daniel R. Lee                         1993     302,692   100,000            0                    0               0
 Senior Vice President -- Finance     1992     197,117         0            0                    0         500,000
 and Development, Chief Financial     1991           0         0      --                         0               0
 Officer and Treasurer
Frank P. Visconti                     1993     275,000    75,000            0                    0               0
 Senior Vice President -- Retail      1992      86,113    10,000            0                    0         250,000
 Operations                           1991           0         0      --                         0               0
Kenneth R. Wynn                       1993     336,539         0            0            4,190,393               0
 President of Atlandia Design and     1992     336,539         0            0                    0               0
 Furnishings, Inc.                    1991     350,000         0      --                         0               0


                                          ALL OTHER
    NAME AND PRINCIPAL POSITION       COMPENSATION($)(3)
- ------------------------------------  ------------------
Stephen A. Wynn                            $  5,697
 Chairman of the Board, President             5,564
 and Chief Executive Officer               --
Barry A. Shier                                5,697
 Executive Vice President --                  5,564
 Marketing and Hotel Operations            --
Bruce A. Levin                                5,457
 Vice President, General Counsel and          5,324
 Secretary                                 --
Daniel R. Lee                                 5,217
 Senior Vice President -- Finance               500
 and Development, Chief Financial          --
 Officer and Treasurer
Frank P. Visconti                               660
 Senior Vice President -- Retail                220
 Operations                                --
Kenneth R. Wynn                               4,446
 President of Atlandia Design and           326,971
 Furnishings, Inc.                         --

- ------------------
(1) The Company provides certain perquisites and other personal benefits to the Named Officers, including (i) reimbursement for medical expenses, (ii) amounts allocated for personal use of Company automobiles, (iii) use of complimentary rooms, food, beverages and entertainment (including privileges at the Company's Shadow Creek golf course and admission to professional boxing matches sponsored by the Company) and (iv) use of Company employees to furnish personal services. The incremental cost to the Company of providing perquisites and other personal benefits during 1993 and 1992 did not exceed, as to any Named Officer for either year, the lesser of $50,000 or 10% of the total salary and bonus paid to such Named Officer for such year and, accordingly, is omitted from the table. Information for 1991 is not required to be disclosed.
(2) At December 31, 1993, Kenneth R. Wynn held 182,191 restricted shares of Common Stock with an aggregate value (based on the closing sale price of the Common Stock on the NYSE on such date) of $4,349,810. For information concerning the award of such shares to Mr. Wynn, see "Certain Transac-tions." To the extent that the Company pays dividends on the Common Stock in the future, Mr. Wynn will receive dividends on such restricted shares. None of the other Named Officers held restricted stock awards at December 31, 1993.
(3) Represents (i) the cost of Company-paid premiums for term life insurance on each of the Named Officers, as follows: Stephen A. Wynn -- 1993:
      $1,200, 1992: $1,200; Barry A. Shier -- 1993: $1,200, 1992: $1,200;  Bruce
      A.  Levin -- 1993:  $960, 1992: $960;  Daniel R. Lee  -- 1993: $720, 1992:
      $500; Frank P. Visconti -- 1993: $660, 1992: $220; and Kenneth R. Wynn  --
      1993: $840, 1992: $840 and (ii) 50% matching contributions made by the Company for the Named Officers in accordance with the Company's retirement savings plan adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), as follows: Messrs. Stephen A. Wynn, Shier and Levin -- 1993: $4,497, 1992: $4,364; Daniel R. Lee --
      1993:  $4,497;  and Kenneth  R. Wynn  -- 1993:  $3,606, 1992:  $3,606. The

      1992 amount for Kenneth R. Wynn also includes $322,525 accrued with respect to the Company's then future cash liability to Mr. Wynn pursuant to the Company's Executive Retirement Plan (the "Executive Plan"), a deferred compensation plan. The Executive Plan no longer covers Kenneth R.
      Wynn  or  any of  the other  Named  Officers. See  "Certain Transactions."
      Information for 1991 is not required to be disclosed.

AGGREGATED OPTION EXERCISES IN 1993 AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF
                                                                        SECURITIES
                                                                        UNDERLYING
                                                                       UNEXERCISED             VALUE OF UNEXERCISED
                                                                        OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                 SHARES                             FISCAL YEAR-END(#)          FISCAL YEAR-END($)
                               ACQUIRED ON          VALUE              EXERCISABLE/          EXERCISABLE/UNEXERCISABLE
           NAME                EXERCISE(#)      REALIZED($)(1)        UNEXERCISABLE                     (2)
- --------------------------     -----------      --------------      ------------------      ---------------------------
Stephen A. Wynn                        0          $        0        5,875,000/ 0               $71,865,625/ 0
Barry A. Shier                         0                   0                0/ 750,000                   0/ 10,068,750
Bruce A. Levin                         0                   0           50,000/ 200,000             721,250/ 2,885,000
Daniel R. Lee                          0                   0                0/ 500,000                   0/ 7,087,500
Frank P. Visconti                      0                   0           50,000/ 200,000             721,250/ 2,885,000
Kenneth R. Wynn                  250,000           3,110,000                0/ 0                         0/ 0

- ------------------
(1) Represents the difference between the closing sale price of the Common Stock on the NYSE on each date of exercise and the exercise price of the options.
(2) Represents the difference between the closing sale price of the Common Stock on the NYSE on December 31, 1993 and the exercise price of the options.

EMPLOYMENT AGREEMENTS

    On December 16, 1992, the Company entered into a 10-year Employment Agreement with Stephen A. Wynn pursuant to which Mr. Wynn serves as President and Chief Executive Officer of the Company at an annual salary of $2,500,000. Mr. Wynn shall be entitled to such bonuses, stock options and other compensation as may be determined from time to time by the Board of Directors. Pursuant to the Employment Agreement, the Company also provides Mr. Wynn with the personal use of an automobile for which the Company pays all insurance, gasoline and maintenance expenses, and provides Mr. Wynn and his dependents with coverage under the Company's executive medical and life insurance program.

    On August 18, 1992, the Company entered into an Employment Agreement with Mr. Visconti, which terminates on September 6, 1997, pursuant to which Mr. Visconti serves as Senior Vice President -- Retail Operations of the Company at an annual salary of $275,000. Mr. Visconti received a commencement bonus of $25,000 in September 1992 and shall be entitled to such annual bonuses (approximating 25% to 30% of his annual salary) as may be determined in the discretion of the Board of Directors. Pursuant to the Employment Agreement, the Company reimbursed Mr. Visconti in 1992 for his moving expenses incurred in relocating to Las Vegas and reimbursed him in February 1994 for $40,000 of the loss he will incur upon the sale of his former residence. In September 1992, the Company granted Mr. Visconti a 10-year option to purchase 250,000 shares of Common Stock at an exercise price of $9.45 per share, which becomes exercisable in 20% increments annually commencing on August 19, 1993. The Company also provides Mr. Visconti and his dependents with coverage under the Company's executive medical and life insurance program.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company or its subsidiaries were paid a monthly retainer during 1993 of $4,000, representing $2,000 for services as a director of the Company and $1,000 for services as a director of each of the Company's subsidiaries which own and operate The Mirage and the Golden Nugget hotel-casinos, and continue to receive such retainer in 1994. Directors Ronald
M. Popeil, George J. Mason and Melvin B. Wolzinger serve on the Company's Audit, Stock Option and Bonus Committees and received a monthly fee of $1,000 for services as members of the Audit and Stock Option Committees during 1993, and continue to receive such fees in 1994. Pursuant to the Company's 1992 Non-Employee Director Stock

Option Plan (the "Director Plan"), each director who is not an employee of the Company or its subsidiaries and who had served as a director for at least three years was granted 12,500 stock options in 1992 at an exercise price of $10.25 per share, 2,500 stock options in 1993 at an exercise price of $16.45 per share and 2,500 stock options in 1994 at an exercise price of $24 per share, and will be granted an additional 2,500 stock options in each succeeding year. Stock options granted under the Director Plan have an exercise price equal to the market value of the Common Stock on each date of grant, and become exercisable three years thereafter. An aggregate of up to 250,000 stock options may be granted under the Director Plan. Directors who are employees of the Company or its subsidiaries do not receive compensation for their services as directors.

                   COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return from December 31, 1988 to December 31, 1993, assuming reinvestment of dividends, of the Company, the NYSE Market Value Index and the Dow Jones Casinos Industry Group. The graph assumes an investment of $100 on December 31, 1988 in each of the Common Stock, the stocks comprising the NYSE Market Value Index and the stocks comprising the Dow Jones Casinos Industry Group.

                                   [GRAPHIC]
          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company has no compensation committee (or other committee of the Board of Directors performing equivalent functions). Decisions concerning executive officer compensation in 1993 were made by the full Board of Directors. The following members of the Board of Directors are officers or former officers of the Company or its subsidiaries: Stephen A. Wynn; Richard D. Bronson; and Daniel
B. Wayson. Director Elaine P. Wynn is the wife of Stephen A. Wynn.

    On March 31, 1994, the Board of Directors appointed a Bonus Committee, consisting of Messrs. Mason, Popeil and Wolzinger, which adopted and will administer the Company's 1994 Cash Bonus Plan. See "The 1994 Cash Bonus Plan Proposal."

    In April 1993, Stephen A. Wynn purchased, for $890,000 in cash, a four-acre parcel of unimproved land located in the Shadow Creek golf course from an indirect wholly owned subsidiary of the Company. As part of the transaction, an option granted by the subsidiary to Mr. Wynn on November 1, 1990 to purchase any one of seven unimproved Shadow Creek parcels was cancelled. The purchase price paid by Mr. Wynn was equal to the fair market value of the parcel ($1,000,000), less the fair market value of the option discounted to present value ($110,000), each as determined by an independent appraisal dated February 25, 1993.

              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

    During 1993, the full Board of Directors was responsible for establishing and administering the policies that govern the compensation of executive officers, including the Named Officers. Certain members of the Board of Directors, including the Company's Chief Executive Officer, are officers or former officers of the Company or its subsidiaries. See "Compensation Committee Interlocks and Insider Participation." The Board of Directors evaluated the performance of management and determined compensation policies and levels. During 1993, the Board of Directors did not retain the services of an independent compensation consultant to review the Company's executive compensation policies and levels or those of comparable companies.

    Generally, compensation for executive officers has been established and reviewed by the Board of Directors on an annual basis. The Board of Directors has made a purely subjective determination of the composition and amount of each item of executive compensation, which does not bear a specific relationship to any quantifiable measure of the Company's financial performance. In making such determination, the Board of Directors has considered, among other things, such factors as (1) the financial results of the Company during the period since the last annual review of compensation, (2) the market performance of the Common Stock, (3) compensation paid to executive officers in prior years, (4) extraordinary achievements attained or extraordinary services rendered by specific executive officers and (5) compensation of executive officers employed by the Company's principal competitors which are included in the Dow Jones Casinos Industry Group (although the Board of Directors has not undertaken a formal review of competitive compensation). No specific weight has been assigned to any particular factor.

    In 1993, legislation was enacted which added Section 162(m) to the Code. Commencing in 1994, Section 162(m) eliminates the federal income tax deductibility of most compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers of publicly held corporations. Certain types of compensation are not affected by the deduction limitation, including compensation paid pursuant to a binding agreement entered into on or before February 17, 1993. In making future compensation decisions, the Board of Directors intends to take into account the effect of Section 162(m), although in certain cases compensation may be awarded to covered executive officers which is not fully deductible by the Company by virtue of Section 162(m).

    The Company's various Stock Option and Stock Appreciation Rights Plans are an important component of the Company's compensation program for executive officers and other employees. The stock option plans are intended to advance the interests of the Company and its stockholders by encouraging and enabling executive officers and other employees, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Through stock option grants, the long-range interests of management and employees are aligned with those of stockholders as the stock option recipients accumulate (through the vesting of stock options) meaningful stakes in the Company. The Company's stock option plans are administered by the Stock Option Committee, which is composed of three non-employee members of the Board of Directors who also serve as the members of the Audit Committee. Decisions concerning the grant of stock options, including the individuals to whom options are granted and the respective exercise prices and vesting periods, are made by the Stock Option Committee upon the recommendation of the full Board of Directors. Such decisions are made on a purely subjective basis and do not bear a specific relationship to any quantifiable measure of the Company's financial performance. In almost all cases, stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant. None of the Named Officers received stock option grants in 1993.

    In addition to base salary and stock options, the other principal part of the Company's executive compensation program has consisted of cash bonuses paid at the discretion of the Board of Directors. The Board of Directors generally has made decisions concerning the payment of bonuses at the end of each fiscal year. In 1993, such decisions were made on a purely subjective basis and did not bear a specific relationship to any quantifiable measure of the Company's financial performance. In making decisions concerning cash bonuses, the Board of Directors took into account the various quantitative and qualitative factors identified above, although no specific weight was assigned to any particular factor. Cash bonuses have represented a relatively small percentage of total executive compensation (generally ranging from less than 10% to one-third of annual base salary). In 1993, bonuses were awarded to three Named Officers, Messrs. Shier, Lee and Visconti, in the amounts of $250,000, $100,000 and $75,000, respectively.

    The Company also provides certain perquisites and other personal benefits to executive officers, which constitute a small percentage of their total compensation. See footnote (1) to "Executive Compensation -- Summary Compensation Table."

    In 1993, the Chief Executive Officer received a salary of $2,500,000 pursuant to a 10-year Employment Agreement approved by the Board of Directors in December 1992. See "Executive Compensation -- Employment Agreements." The amount of such salary was determined by the Board of Directors on a purely subjective basis and did not bear a specific relationship to any quantifiable measure of the Company's financial performance during 1993 or any prior period. In establishing the Chief Executive Officer's compensation, the Board of Directors considered a large number of factors, including (1) the record of leadership and service provided by the Chief Executive Officer since joining the Company in 1973, (2) the identification of the Company with the Chief Executive Officer by the financial community and the general public, and the recognition by the Board of Directors and others in the gaming industry of the importance of his leadership, creativity and other personal attributes to the Company's continued success, (3) the total stockholder return attained by the Company during the past five years, which significantly surpassed that of both the broad market and the Company's principal industry competitors as a group (see "Comparative Stock Price Performance Graph"), (4) the achievements recorded by the Company since the Chief Executive Officer's annual salary was last increased in March 1990, including the successful financial performance of The Mirage, the Company's flagship hotel-casino, since opening in November 1989, the restructuring of a significant portion of the Company's long-term debt and the successful completion of equity offerings in 1991 and 1992, resulting in a reduction in the Company's average cost of capital, the development and construction of Treasure Island at The Mirage, the Company's newest hotel-casino, which opened on schedule in October 1993, and the purchase, for future development, of the 164-acre site of the Dunes Hotel, Casino and Country Club on the Las Vegas Strip, which was consummated in January 1993, (5) the fact that the Chief Executive Officer is the Company's principal stockholder and thereby holds a significant stake in the Company's future and (6) the fact that the Chief Executive Officer's annual salary had not been increased in almost three years, and that he was not awarded a cash bonus in 1991 or 1992. No specific weight was assigned to any particular factor.

    This report was adopted by the Board of Directors at a regular meeting held on March 23, 1994.

                                          BY THE BOARD OF DIRECTORS
                                          Stephen A. Wynn, Chairman
                                          Melvin B. Wolzinger
                                          George J. Mason
                                          Ronald M. Popeil
                                          Elaine P. Wynn
                                          Daniel B. Wayson
                                          Richard D. Bronson

                              CERTAIN TRANSACTIONS

    In October 1992, the Company lent Mr. Visconti and his wife $91,000 in connection with Mr. Visconti's relocation from San Francisco, California to Las Vegas to accept employment with the Company. The loan was evidenced by a promissory note which bore interest at the rate of 3.78% per annum and was due on the earlier of October 15, 1994 or the date of sale of the Viscontis' San Francisco home. The note was secured by a deed of trust on the Viscontis' Las Vegas residence. Mr. Visconti repaid the note in full in February 1994.

    Effective as of December 1, 1993, the Company entered into a First Amendment to Executive Retirement Plan Agreement (the "Amendment") with Kenneth R. Wynn. Pursuant to the Amendment, the Company extinguished its obligation under the Executive Plan to make monthly cash payments to Mr. Wynn over a 10-year period commencing in July 1997, aggregating $5,120,000, in consideration for the issuance to Mr. Wynn of 182,191 restricted shares of Common Stock (the "Shares"). The number of Shares issued to Mr. Wynn was based upon the value of his interest in the Executive Plan and the value of the Shares, taking into account the transferability and forfeiture restrictions on the Shares described below, as set forth in an opinion of an investment banking firm dated December 1, 1993. The closing sale price of the Common Stock on the NYSE on December 1, 1993 was $23 per share.

    The Amendment provides that until June 22, 1997, none of the Shares may be transferred or encumbered, except in certain limited circumstances. The Shares are subject to forfeiture in the event of termination of Mr. Wynn's employment prior to June 22, 1997, except in certain limited circumstances, in which case the Shares will immediately vest.

    See also "Compensation Committee Interlocks and Insider Participation."

                       THE 1994 CASH BONUS PLAN PROPOSAL

SUMMARY OF THE PLAN

    On March 31, 1994, the Company's Board of Directors appointed a Bonus Committee (the "Committee"), consisting of Messrs. Mason, Popeil and Wolzinger, and authorized the Committee to establish and administer a cash bonus plan for executive officers of the Company. The Committee adopted the 1994 Cash Bonus Plan (the "Plan") on March 31, 1994, subject to stockholder approval at the Meeting. A copy of the Plan is attached to this Proxy Statement as Exhibit A. The following is a brief summary of the Plan, which is qualified in its entirety by reference to Exhibit A.

PURPOSE OF THE PLAN

    The purpose of the Plan is to advance the interests of the Company, its stockholders and its subsidiaries by establishing specific performance-based goals for the award of cash bonuses to the Company's executive officers, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business.

    Prior to the adoption of the Plan, there was no limitation on the amount of cash bonuses that could be awarded by the Board of Directors to the Company's executive officers. The Plan places a limitation on the amount of cash bonuses that may be paid each year to any executive officer. The Plan was adopted in order to comply with new Section 162(m) of the Code so that annual cash bonuses awarded to the Company's executive officers, if any, will continue to be fully deductible by the Company for federal income tax purposes. The Plan does not require that cash bonuses be awarded to any executive officer.

ADMINISTRATION OF THE PLAN

    The Board of Directors has appointed the Committee to administer the Plan. Subject to the conditions set forth in the Plan, the Committee has full and final authority in its discretion to award cash bonuses pursuant to the Plan, to construe and interpret the Plan and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan.

PARTICIPANTS

    Cash bonuses may be awarded under the Plan to any person who was, during the fiscal year for which the award is made, an executive officer of the Company. The Company currently has nine executive officers.

MAXIMUM AMOUNT OF BONUSES

    The maximum aggregate amount of cash bonuses which may be awarded for each fiscal year under the Plan is 5% of the excess of the Company's consolidated earnings before depreciation, interest and taxes ("EBDIT") for such fiscal year over $200,000,000, except that if the Company shall have not completed the spin-off of the stock of GNLV, CORP. and related subsidiaries prior to the end of such fiscal year, the maximum aggregate amount of cash bonuses which may be awarded for such fiscal year is 5% of the excess of EBDIT for such fiscal year over $250,000,000. The maximum cash bonus which may be awarded for each fiscal year under the Plan to any executive officer is 50% of such executive officer's annual base salary for such fiscal year.

PAYMENT OF BONUSES

    No bonus awarded pursuant to the Plan may be paid prior to December 15 of the fiscal year for which such bonus is awarded. Any bonus awarded pursuant to the Plan shall be reflected in approved minutes of a Committee meeting.

AMENDMENT AND TERMINATION OF THE PLAN

    The Committee may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Committee may deem advisable; provided, however, that without approval of a majority of the shares voting on the matter in a vote by the stockholders of the Company, no such amendment may increase the maximum annual bonus payable to any participant, accelerate the time for the payment of any bonus or change the class of eligible participants.

EFFECTIVE DATE AND TERM OF THE PLAN

    The Plan has a five-year term commencing on March 31, 1994, the date of its adoption by the Committee.

DETERMINATION OF BENEFITS PAYABLE PURSUANT TO THE PLAN

    It is not possible to determine the amount of bonuses which may be payable pursuant to the Plan to any executive officer of the Company for 1994, as such amounts will be dependent on whether and to what extent EBDIT exceeds the applicable amount specified under "Maximum Amount of Bonuses," above. If the Plan had been in effect during 1993, no bonuses would have been payable pursuant to the Plan for 1993.

RECOMMENDATION AND REQUIRED VOTE

    The Board of Directors recommends a vote FOR approval of the Plan. Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock actually voted for or against the proposal at the Meeting.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                            AND ITS AUDIT COMMITTEE

    Among the committees created by the Board of Directors is an Audit Committee. The Board of Directors has not designated a nominating committee or a compensation committee. Presently, the members of the Audit Committee are Messrs. Mason, Popeil and Wolzinger. The Audit Committee was formed in 1978, and held eight meetings during 1993.

    The functions of the Audit Committee include reviewing and making recommendations to the Board of Directors with respect to: the engagement or re-engagement of an independent accounting firm to audit the Company's financial statements for the then current fiscal year, and the terms of the engagement; the policies and procedures of the Company with respect to maintaining the Company's books and records and furnishing any necessary information to the independent auditors; the procedures to encourage access to the Audit Committee and to facilitate the timely reporting during the year by authorized representatives of the

Company's independent auditors to the Audit Committee of their recommendations and advice; the implementation by the Company's management of such
recommendations  and   advice;  the   implementation   by  management   of   the
recommendations made by the independent auditors in their annual management letter, the adequacy and implementation of the Company's internal audit controls and the adequacy and competency of the related personnel; and such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable. The Audit Committee also has certain other responsibilities, including the responsibility to oversee the employment and marketing practices of the Company and its gaming subsidiaries and their compliance with gaming regulations.

    The Board of Directors held 10 meetings, and took action by unanimous written consent (as permitted by Nevada law) on one occasion, during 1993. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served.

                            INDEPENDENT ACCOUNTANTS

    The Company's independent accountants for 1993 were Coopers & Lybrand. A representative of Coopers & Lybrand is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions. The Board of Directors will select the Company's independent accountants for 1994 following a review of competitive proposals submitted by major public accounting firms.

                        FUTURE PROPOSALS OF STOCKHOLDERS

    Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and form of Proxy for the 1995 Annual Meeting of Stockholders must submit such proposal sufficiently far in advance so that it is received by the Company not later than December 27, 1994.

                            DISCRETIONARY AUTHORITY

    While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders at the Meeting, other than as set forth above. The enclosed Proxy gives discretionary authority, however, in the event that any additional matters should be presented.

    STOCKHOLDERS ARE URGED IMMEDIATELY TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By the Board of Directors
                                          BRUCE A. LEVIN
                                           SECRETARY

                                                                       EXHIBIT A

                          MIRAGE RESORTS, INCORPORATED
                              1994 CASH BONUS PLAN

1. PURPOSE.

    This 1994 Cash Bonus Plan (the "Plan") is intended to advance the interests of Mirage Resorts, Incorporated (the "Company"), its stockholders and its subsidiaries by establishing specific performance-based goals for the award of cash bonuses to the Company's executive officers, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business.

2. ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee consisting of not less than two "outside" directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Committee"); provided, however, that if all members of the Board are not "outside" directors within the meaning of such definition, the Board shall appoint such a Committee. The Board may from time to time remove members from the Committee, fill all vacancies in the Committee, however caused, and may select one of the members of the Committee as its chairman.

    The Committee shall hold its meetings at such times and places as it may determine, shall keep minutes of its meetings and, except as provided in Paragraph 6, shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action that the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board.

    The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to grant cash bonuses pursuant to the Plan, to construe and interpret the Plan and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

3. MAXIMUM AMOUNT OF BONUSES.

    The maximum aggregate amount of cash bonuses to be awarded for each fiscal year under the Plan shall be five percent (5%) of the excess of the Company's consolidated earnings before depreciation, interest and taxes ("EBDIT") for such fiscal year over $200,000,000, except that if the Company shall have not completed the spin-off of the stock of GNLV, CORP. and related subsidiaries prior to the end of such fiscal year, the maximum aggregate amount of cash bonuses for such fiscal year shall be five percent (5%) of the excess of EBDIT for such fiscal year over $250,000,000. The maximum cash bonus to be awarded for each fiscal year under the Plan to any executive officer shall not exceed fifty percent (50%) of such executive officer's annual base salary for such fiscal year.

4. PROCEDURE FOR AWARD OF BONUSES.

    No bonus awarded pursuant to the Plan may be paid prior to December 15 of the fiscal year for which such bonus is awarded. Any bonus awarded pursuant to the Plan shall be reflected in approved minutes of a Committee meeting.

5. PARTICIPANTS.

    Cash bonuses may be awarded under the Plan only to the Company's executive officers.

6. AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN.

    The Committee may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Committee may deem advisable so that bonuses awarded under the Plan conform to any changes in the law or in any other respect which the Committee may deem to be in the best interests of the Company; provided, however, that without approval of a majority of the shares voting on the matter in a vote by the stockholders of the Company, no such amendment shall increase the maximum annual bonus payable to any participant, accelerate the time for the payment of any bonus or change the class of eligible participants. Unless the Plan shall previously have been terminated by the Committee or as provided in Paragraph 7, the Plan shall terminate five years after the Effective Date.

7. EFFECTIVE DATE OF THE PLAN AND STOCKHOLDER APPROVAL.

    The Effective Date of the Plan shall be March 31, 1994, the date of its adoption by the Committee, subject however to its approval by the stockholders of the Company representing a majority of the shares voting on the matter at the first stockholders' meeting after the Effective Date.

MIRAGE RESORTS, INCORPORATED
Proxy Solicited on Behalf of the Board of Directors p r o x y

The undersigned appoints Ronald M. Popeil and Richard D. Bronson, and each of them, as Proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Mirage Resorts, Incorporated held of record by the undersigned on April 1, 1994, at the Annual Meeting of Stockholders to be held on May 26, 1994 or any adjournment thereof.


Election of Directors, Nominees:

Melvin B. Wolzinger, Daniel B. Wayson, George J. Mason


(Change of Address/Comments)



(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate box, See Reverse Side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations.
The Proxies cannot vote your shares unless you sign and return this card.
See Reverse side
x
1528

Please mark your votes as in this example.

For

Withheld

For

Against

Abstain

1. Election of
    Directors


For, except vote withheld from the following nominee(s):

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Shareholder name and address

Signature(s)

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Date